Exhibit 99.1

Changing the way the world experiences light.

FOR IMMEDIATE RELEASE

LIGHTING SCIENCE GROUP MOURNS THE PASSING OF ZACHARY S. GIBLER, ITS CHAIRMAN AND CEO

Weinberg Named Chairman of the Board; Harkleroad and Darnell Named Vice Chairmen

Senior Management to Continue to Lead Manufacturing, Sales, Technology and Marketing

Satellite Beach, Florida, January 3, 2011 - Lighting Science Group Corporation (OTCBB: LSCG) is saddened to announce the passing of Zachary S. Gibler, the Company’s Chairman and Chief Executive Officer, following serious injuries sustained from a fall while riding his bicycle on January 2nd. Lighting Science Group mourns his loss and celebrates his extraordinary legacy. Mr. Gibler was the guiding force in building one of America’s leading and transformative LED lighting companies, Lighting Science Group. Mr. Gibler’s efforts helped to revolutionize the LED lighting world, and he was instrumental in building the Company’s outstanding, talented and experienced management team. Most importantly, however, Mr. Gibler was a loving husband, father and friend.

Richard Weinberg, a member of the Company’s board of directors and a Co-Managing Director at Pegasus Capital Advisors, L.P., will assume the duties of Chairman of the board of directors and have direct day-to-day involvement in the Company. Mr. Weinberg has been instrumental in directing the management of Lighting Science Group since Pegasus Capital assumed majority control of the Company in 2007. In addition, Donald Harkleroad, President of The Bristol Company, and Charles Darnell, former Vice Chairman of Acuity Brands, have become Vice Chairmen of the board of directors. Both Harkleroad and Darnell bring strong backgrounds in lighting and manufacturing and will assume active roles in management oversight. Weinberg, Harkleroad and Darnell will comprise a new “Office of the Chairman” that will assume CEO responsibilities on an interim basis. Additionally, the Company’s senior management team will continue to serve in its current capacity to drive manufacturing, sales, technological innovation and marketing. Under the day-to-day direction of the Office of the Chairman, this team will continue to propel the organization forward.

“Zach was a truly unique person who helped build an extraordinary company. He will be greatly missed by all who knew him,” said Richard Weinberg. “One of his greatest strengths was his aptitude for building a deep and effective management team, one of the best in the lighting industry. I am confident that Lighting Science Group’s strong growth and industry-leading performance will continue as a result of Zach’s dedication to the Company’s success. I firmly believe in our team and know they will continue to build upon Zach’s legacy.”

“Personally, Zach was much more than just a great executive. He was my friend. His drive, passion and dedication motivated me and all who knew him. Notwithstanding Zach’s business accomplishments, his dedication to family, always putting them first, was Zach’s most impressive characteristic. He treated his Lighting Science Group family the same way. I know that Zach took great pride in the fact that he helped to create hundreds of jobs and to make Lighting Science Group the largest employer in Satellite Beach, Florida,” added Weinberg.

Craig Cogut, founder and Managing Partner of Pegasus Capital Advisors, the majority shareholder in Lighting Science Group, added that, “Zach was an extraordinary person, friend and a true visionary. I will miss his energy, humor and intelligence. I am personally committed to providing his amazing management team with the necessary support and resources to make sure that his vision of success continues and that his dream to revolutionize the lighting industry with LED’s becomes a reality.”

About Lighting Science

Lighting Science Group Corporation (OTCBB: LSCG) designs, develops, manufactures and markets LED lighting solutions that are environmentally friendlier and more energy efficient than traditional lighting products. Lighting Science Group offers retrofit LED lamps in form factors that match the form factor of traditional lamps or bulbs and LED luminaires for a range of applications including public and private infrastructure for both indoor and outdoor applications. Lighting Science Group Design Works business unit designs, develops and manufactures custom LED lighting solutions for architectural and artistic projects. Lighting Science Group is headquartered in Satellite Beach, Florida; the Company’s European operations are based in Goes, The Netherlands; and, the Company has a sales office in Sydney, Australia. Lighting Science Group has over 400 workers in its Satellite Beach, Florida manufacturing facility that build lighting products from domestic and imported parts. Lighting Science Group is a Pegasus Capital Advisors portfolio company. More information about Lighting Science Group is available at www.lsgc.com.

Forward Looking Statements Certain statements in this press release may constitute “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to statements regarding the performance of LSG and the performance of LSG’s products using terminology such as “will,” “should,” “would,” “could,” “expect,” “intend,” “plan,” “anticipate,” or “believe.” Such statements reflect the current view of LSG with respect to future events and are subject to certain risks, uncertainties and assumptions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements. In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements. Readers should carefully review the risk factors detailed under “Risk Factors” in our most recent Form 10-K and subsequent Form 10-Qs on file with the Securities and Exchange Commission.

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